EXHIBIT 99.1

SigmaTron International, Inc. Announces John P. Sheehan Promoted to President

ELK GROVE VILLAGE, Ill., Jan. 04, 2023 (GLOBE NEWSWIRE) -- SigmaTron International, Inc. (NASDAQ: SGMA), an electronic manufacturing services (“EMS”) and Pet Tech company (the “Company”), today announced that the Company’s Board of Directors has appointed John P. Sheehan as President of EMS Operations, effective January 4, 2023.   Mr. Sheehan has been with the Company since September 1986 and has risen through the ranks, most recently holding the position of Vice President, Director of Supply Chain. His experience at SigmaTron has been focused on supply chain, including material procurement and logistics. In addition, he has been involved in business development and customer related activities, IT systems and operations. Through his supply chain activities, he has worked with all seven manufacturing locations. In addition, he has been responsible for the Company’s international purchasing office in Taiwan over the past decade.   He holds a BA in Business Accountancy from Northern Illinois University earned in 1982 and subsequently earned his Illinois CPA Certification.

Commenting on the appointment, Mr. Fairhead stated, “I am pleased that John accepted this promotion and agreed to take on the challenge it presents. John and I have worked together since 1986 and he has been intimately involved in the growth of the Company, both organically and through acquisitions. He is very familiar with our internal systems and all of our operations. He is well respected by the management team and has close relationships with several of our key customers. As we have stated repeatedly, the biggest challenge that the Company has faced during the entire pandemic has been supply chain and material issues and John has led the supply chain teams successfully during this period. He has served as an important liaison between suppliers, operations and customers. He is well qualified to be President of the EMS business. Going forward, John will report to me and Terry Anderton, the CEO of Wagz, Inc., will continue to report directly to me as well.”

Commenting on his promotion, Mr. Sheehan stated, “I’m excited about the opportunities we see for the Company and I appreciate the Board’s show of confidence in me. I believe in EMS we have a unique position that will allow us to continue to grow and create value for our shareholders, customers and employees. While the challenges remain for our industry, I believe they are outweighed by the opportunities we see ahead.”

About SigmaTron International, Inc.

Headquartered in Elk Grove Village, Illinois, SigmaTron International, Inc. operates in two reportable segments as an independent provider of electronic manufacturing services (“EMS”), and as a provider of products to the pet technology (“Pet Tech”) market. The EMS segment includes printed circuit board assemblies, electro-mechanical subassemblies and completely assembled (box-build) electronic products. The Pet Tech segment offers electronic products such as the Freedom Smart Dog Collar™, a wireless, geo-mapped fence, and wellness system, along with apparel and accessories. SigmaTron International, Inc. and its wholly-owned subsidiaries operate manufacturing facilities in Elk Grove Village, Illinois; Acuna, Chihuahua, and Tijuana Mexico; Union City, California; Suzhou, China, and Biên Hòa City, Vietnam. In addition, the Company maintains an International Procurement Office and Compliance and Sustainability Center (“IPO”) in Taipei, Taiwan. The Company also provides design services in Elgin, Illinois, U.S. and Portsmouth, New Hampshire, U.S.

Forward-Looking Statements

Note: This press release contains forward-looking statements. Words such as “continue,” “anticipate,” “will,” “expect,” “believe,” “plan,” and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of the Company. Because these forward-looking statements involve risks and uncertainties, the Company’s plans, actions and actual results could differ materially. Such statements should be evaluated in the context of the direct and indirect risks and uncertainties inherent in the Company’s business including, but not necessarily limited to, the risks inherent in any merger, acquisition or business combination including the December 31, 2021 acquisition of Wagz; the Company’s continued dependence on certain significant customers; the continued market acceptance of products and services offered by the Company and its customers; pricing pressures from the Company’s customers, suppliers and the market; the activities of competitors, some of which may have greater financial or other resources than the Company; the variability of the Company’s operating results; the results of long-lived assets and goodwill impairment testing; the ability to achieve the expected benefits of acquisitions as well as the expenses of acquisitions; the collection of aged account receivables; the variability of the Company’s customers’ requirements; the impact of inflation on the Company’s operating results; the availability and cost of necessary components and materials; the impact acts of war may have to the supply chain; the ability of the Company and its customers to keep current with technological changes within its industries; regulatory compliance, including conflict minerals; the continued availability and sufficiency of the Company’s credit arrangements; the costs of borrowing under the Company’s senior and subordinated credit facilities, including under the rate indices that replaced LIBOR; the ability to meet the Company’s financial and restrictive covenants under its loan agreements; changes in U.S., Mexican, Chinese, Vietnamese or Taiwanese regulations affecting the Company’s business; the turmoil in the global economy and financial markets; the spread of COVID-19 and variants which has threatened the Company’s financial stability by causing a decrease in consumer revenues, caused a disruption to the Company’s global supply chain, and caused plant closings or reduced operations thus reducing output at those facilities; the continued availability of scarce raw materials, exacerbated by global supply chain disruptions, necessary for the manufacture of products by the Company; the stability of the U.S., Mexican, Chinese, Vietnamese and Taiwanese economic, labor and political systems and conditions; global business disruption caused by the Russian invasion in Ukraine and related sanctions; currency exchange fluctuations; and the ability of the Company to manage its growth. These and other factors which may affect the Company’s future business and results of operations are identified throughout the Company’s Annual Report on Form 10-K, and as risk factors, may be detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These statements speak as of the date of such filings, and the Company undertakes no obligation to update such statements in light of future events or otherwise unless otherwise required by law.

For Further Information Contact:
SigmaTron International, Inc.
Gary R. Fairhead
1-800-700-9095